               Consent of Independent Certified Public Accountants

The Board of Directors
The Travelers Life and Annuity Company
The Travelers Insurance Company:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG LLP

Hartford, Connecticut
April 13, 1999